UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2012

LMI AEROSPACE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Missouri	0-24293	43-1309065
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Fountain Lakes Blvd. St. Charles, MO		63301
(Address of Principal Executive Offices)		(Zip Code)

(636) 946-6525

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On October 16, 2012, LMI Aerospace, Inc. (the “Company”) entered into an amendment to the employment agreement of Lawrence E. Dickinson, Vice President, Chief Financial Officer and Secretary of the Company, effective as of October 15, 2012. The amendment increased Mr. Dickinson’s annual base salary for the period commencing October 1, 2012 and ending December 31, 2012 from $245,884 to $285,000. The amendment also changed Mr. Dickinson’s annual base salary for calendar 2013, and for so long as the employment agreement remains in effect, to $293,550. These changes were authorized by the Compensation Committee of the Company’s Board of Directors.

This description of the terms and conditions of the amendment is qualified in its entirety by reference to the amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2012, the Company entered into an amendment to the employment agreement of Lawrence E. Dickinson, Vice President, Chief Financial Officer and Secretary of the Company, effective as of October 15, 2012. A brief description of the terms and conditions of the amendment is contained in Item 1.01 above and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment to Employment Agreement dated effective as of October 15, 2012, by and between LMI Aerospace, Inc. and Lawrence E. Dickinson.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2012

LMI AEROSPACE, INC.

By:	/s/ Lawrence E. Dickinson
Lawrence E. Dickinson
Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment to Employment Agreement dated effective as of October 15, 2012, by and between LMI Aerospace, Inc. and Lawrence E. Dickinson.

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